UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2026 (February 28, 2026)

Drugs Made In America Acquisition II Corp.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42863	99-1815624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Broward Boulevard, Suite 700

Fort Lauderdale, FL 33301

(Address of Principal Executive Offices) (Zip Code)

646-726-7074

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value, and one right to receive one-tenth of one ordinary share	DMIIU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	DMII	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-tenth of one Ordinary Share	DMIIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Quarterly Report on Form 10-Q for the period ended September 30, 2025, for Drugs Made In America Acquisition II Corp. (the “Company”), between the completion of the Company’s initial public offering on September 26, 2025 and September 30, 2025, the sponsor to the Company (the “Sponsor”) withdrew an aggregate amount of $1,100,000 (the “Withdrawal”) from the Company’s working capital account (the “Account”). Of the aggregate Withdrawal amount, $325,000 was used to repay an outstanding working capital note (the “Note”) to the Sponsor and $208,000 was used to repay other offering costs and expenses to the Sponsor, which amounts, in aggregate, were above the amounts previously advanced by the sponsor to the Company under the Note. An additional amount of $566,269 also appeared as an overpayment to the Sponsor by the Company and between September 30, 2025 and December 31, 2025, the Sponsor withdrew additional funds from the Account, in an amount no less than $200,000 to pay for expenses unrelated to the Company (the “Overpayment Amount”). On February 12, 2026, after the board of directors of the Company (the “Board”) directed the Sponsor to return the full Overpayment Amount, the Board and the Company’s Chief Financial Officer (the “CFO”) learned that Sponsor would not be able to repay the Overpayment Amount back to the Company.

Based on the foregoing, on February 18, 2026, at the request of the Board, Lynn Stockwell agreed to tender her resignation as Chief Executive Officer, Executive Chair of the Board and as a Board member. The Board received notification of Ms. Stockwell’s resignation on February 28, 2026 and such resignation was effective upon receipt. The Board accepted Ms. Stockwell’s resignation and Ms. Stockwell was removed as Chief Executive Officer, Executive Chair of the Board and as a member of the Board.

As a result of the above conduct by the Sponsor and Ms. Stockwell, the Board adopted resolutions taking the following actions:

1. On February 28, 2026, Ms. Stockwell was removed as the Company’s Chief Executive Officer, Executive Chair of the Board and as a member of the Board; and

2. On February 28, 2026, Roger Bendelac was appointed to the position of Chief Executive Officer of the Company to be effective as of the date of Ms. Stockwell’s resignation as the Company’s Chief Executive Officer.

Mr. Bendelac’s background is as follows:

Roger Bendelac, 69 years old, has over 30 years of experience in investment banking, capital markets, and corporate advisory services. Since 2015, Mr. Bendelac has also engaged in corporate advisory and investment activities through multiple advisory entities under his direction, providing services in capital formation, mergers and acquisitions, public company structuring, and cross-border transactions. Since September 2025, he has served as a consultant with Silverbear Inc., a corporate business consulting firm. He has also served as a director for Apex AI Solutions Limited, an artificial intelligence applications and technology company since September 2025. Since April 2023, Mr. Bendelac has served as secretary of RB Consulting Group Ltd. a corporate consulting firm. Starting in March, 2018, he was appointed and has continued to serve as a director for Opencap Global Inc. He is also currently a business consultant and has served as president and director of SP Associates Corp., a management consulting and corporate advisory services firm since March 2016.

There are no arrangements or understandings between Mr. Bendelac and any other person pursuant to which he was appointed as an officer of the Company. There are no family relationships between Mr. Bendelac and any director or executive officer of the Company. Mr. Bendelac has not been involved in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Bendelac’s compensation has not yet been determined. The Board of Directors intends to consider and approve a compensation arrangement at a future date. The Company will disclose the material terms of any such arrangement in a subsequent filing, as required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2026

DRUGS MADE IN AMERICA ACQUISITION II CORP.

By:	/s/ Roger Bendelac
	Name:	Roger Bendelac
	Title:	Chief Executive Officer

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